FILE NUMBER 5838-502-6                                              Exhibit 3.11
            ----------


                               STATE OF ILLINOIS
                                   OFFICE OF
                             THE SECRETARY OF STATE

WHEREAS,
                          ARTICLES OF INCORPORATION OF
                           BALLY FRANCHISE RSC, INC.
INCORPORATED UNDER THE LAWS OF THE STATE OF ILLINOIS HAVE BEEN FILED IN THE OFFICE OF THE SECRETARY OF STATE AS PROVIDED BY THE BUSINESS CORPORATION ACT OF ILLINOIS, IN FORCE JULY 1, A.D. 1984.


NOW THEREFORE, I, GEORGE H. RYAN, SECRETARY OF THE STATE OF ILLINOIS, BY VIRTUE OF THE POWERS VESTED IN ME BY LAW, DO HEREBY ISSUE THIS CERTIFICATE AND ATTACH HERETO A COPY OF THE APPLICATION OF THE AFORESAID CORPORATION.

     IN TESTIMONY WHEREOF, I HERETO SET MY HAND AND CAUSE TO BE AFFIXED THE
                         GREAT SEAL OF THE STATE OF ILLINOIS, AT THE CITY OF
[SEAL] SPRINGFIELD, THIS 14TH DAY OF JUNE A.D. 1995 AND OF THE INDEPENDENCE OF THE UNITED STATES THE TWO HUNDRED AND 19TH.


                                             /s/ George H. Ryan
                                             --------------------------------
                                             George H. Ryan
                                             Secretary of State

                                     |                                                       |
Form BCA-2.10                        |               ARTICLES OF INCORPORATION               |
=====================================|=======================================================|======================================
  (REV. Jan. 1995)                   |       This space for use by Secretary of State        |
George H. Ryan                       |                                                       |      SUBMIT IN DUPLICATE!
Secretary of State                   |                                                       |--------------------------------------
Department of Business Services      |                        FILED                          |     THIS SPACE FOR USE BY
Springfield, IL 62756                |                     JUN 14 1995                       |      SECRETARY OF STATE
-------------------------------------|                                                       |
Payment must be made by certi-       |                                                       |  Date            6-14-95
fied check, cashier's check,         |                                                       |
Illinois attorney's check,           |                                                       |  Franchise Tax   $ 25
Illinois C.P.A's check or money      |                    GEORGE H. RYAN                     |  Filing fee      $ 75
order, payable to "Secretary of      |                  SECRETARY OF STATE                   |                  ----
State."                              |                                                       |  Approved:       $100
====================================================================================================================================

1.       CORPORATE NAME:  Bally Franchise RSC, Inc.
                          ----------------------------------------------------------------------------------------------------------


         ---------------------------------------------------------------------------------------------------------------------------
         (The corporate name must contain the word "corporation", "company", "incorporated", "limited" or an abbreviation thereof.)

====================================================================================================================================

2.       Initial Registered Agent:   CT Corporation System
                                     -----------------------------------------------------------------------------------------------
                                         First Name                     Middle Initial                      Last Name

         Initial Registered Office:  208 S. LaSalle Street
                                     -----------------------------------------------------------------------------------------------
                                            Number                          Street                           Suite #

                                     Chicago, IL                             60604                            Cook
                                     -----------------------------------------------------------------------------------------------
                                        City                                Zip Code                          County

====================================================================================================================================

3.       Purpose or purposes for which the corporation is organized:
         (If not sufficient space to cover this point, add one or more sheets of this size.)

         General business purpose for which corporations may be organized under the Business Corporation Act of 1983, as amended including the development of a franchising program, but not limited to the sale and management of franchises in the
         Healthclub and Fitness Industry.

====================================================================================================================================

4.       Paragraph 1: Authorized Shares, Issued Shares and Consideration Received:

                            Par Value           Number of Shares             Number of Shares                 Consideration to be
         Class              per Share              Authorized             Proposed to be Issued                Received Therefor
         ---------------------------------------------------------------------------------------------------------------------------
         Common              $ 1.00                   1000                         1000                           $ 1,000.00
         ---------------------------------------------------------------------------------------------------------------------------

         ---------------------------------------------------------------------------------------------------------------------------

         ---------------------------------------------------------------------------------------------------------------------------

         ---------------------------------------------------------------------------------------------------------------------------
                                                                                                       TOTALS

         Paragraph 2: The preferences, qualifications, limitations, restrictions and special or                       EXPEDITED
         relative rights in respect of the shares of each class are:                                                 JUN 14, 1995
         (If not sufficient space to cover this point, add one or more sheets of this size.)                      SECRETARY OF STATE

         There shall be no cumulative voting rights with respect to any shares of the Corporation's stock.


                                     (over)

5. OPTIONAL:      (a) Number of directors constituting the initial board of directors of the corporation: ________________________.
                  (b) Names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify:

                     Name                                      Residential Address                          City, State, ZIP
                  ------------------------------------------------------------------------------------------------------------------

                  ------------------------------------------------------------------------------------------------------------------

                  ------------------------------------------------------------------------------------------------------------------

                  ------------------------------------------------------------------------------------------------------------------

====================================================================================================================================

6. OPTIONAL:      (a) It is estimated that the value of all property to be owned by the
                      corporation for the following year wherever located will be:                 $
                                                                                                   ---------------------------------
                  (b) It is estimated that the value of the property to be located within
                      the State of Illinois during the following year will be:                     $
                                                                                                   ---------------------------------
                  (c) It is estimated that the gross amount of business that will be
                      transacted by the corporation during the following year will be:             $
                                                                                                   ---------------------------------
                  (d) It is estimated to the gross amount of business that will be transacted from places of business in the State of Illinois during
                      the following year will be:                                                  $
                                                                                                   ---------------------------------

====================================================================================================================================

7. OPTIONAL:      OTHER PROVISIONS Article 7 attached hereto and made a part hereof. Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing preemptive rights, denying cumulative voting, regulating internal affairs, voting majority requirements, fixing a duration other than perpetual, etc.

====================================================================================================================================

8.                           NAME(S) & ADDRESS(ES) OF INCORPORATOR(S)

         The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing
Articles of Incorporation are true.

Dated June 13, 1995

         1.  /s/ Diane M. Kubel                                            1.  Keck, Mahin & Cate, 77 W. Wacker Dr.
             -----------------------------------------------------             -----------------------------------------------------
             Signature                                                         Street

             Diane M. Kubel                                                    Chicago,               Illinois           60601
             -----------------------------------------------------             -----------------------------------------------------
             (Type or Print Name)                                              City/Town              State              Zip Code

         2.                                                                2.
             -----------------------------------------------------             -----------------------------------------------------
             Signature                                                         Street


             -----------------------------------------------------             -----------------------------------------------------
             (Type or Print Name)                                              City/Town              State              Zip Code

         3.                                                                3.
             -----------------------------------------------------             -----------------------------------------------------
             Signature                                                         Street


             -----------------------------------------------------             -----------------------------------------------------
             (Type or Print Name)                                              City/Town              State              Zip Code

(Signatures must be in BLACK INK on original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)
NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by its president or vice president and verified by him, and attested by its secretary or assistant secretary.

====================================================================================================================================
                                                            FEE SCHEDULE

         -        The initial franchise tax is assessed at the rate of 15/100 of 1 percent ($1.50 per $1,000) on the paid-in capital represented in this state, with a minimum of $25.

         -        The filing fee is $75.

         -        THE MINIMUM TOTAL DUE (franchise tax + filing fee) is $100
                  (Applies when the Consideration to be Received as set forth in Item 4 does not exceed $16,667)

         -        The Department of Business Services in Springfield will provide assistance in calculating the total fees if necessary.
                  Illinois Secretary of State         Springfield, IL 62756
                  Department of Business Services     Telephone (217) 782-9522 or 782-9523

         C-162.18

         7. A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the directors' duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 8.65 of the Business Corporation Act of 1983, as the same exists or hereafter may be amended, or
(iv) for any transaction from which the director derived an improper personal benefit.

                  The shareholders of the corporation shall have the preemptive right to acquire unissued shares of the corporation or securities of the corporation convertible into or carrying a right to subscribe to or acquire shares of the corporation.